UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: November 20, 2009)

North American Galvanizing & Coatings, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-3920	71-0268502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5314 South Yale Avenue,  Suite 1000, Tulsa, Oklahoma 74135

(Address of principal executive offices)              (Zip Code)

(Registrant’s telephone number, including area code):   (918) 494-0964

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

North American Galvanizing & Coatings, Inc. (“the Company’) experienced a fire late Friday afternoon, November 20, 2009 at its St. Louis facility.  There were no injuries, and there was no environmental contamination outside the plant.  The cause of the fire is currently under investigation.

The Company plans to transport product to be galvanized from the St. Louis market to other North American Galvanizing Company plants in its eleven plant network.  The Company is compiling an estimate of the loss and the time table to restart the facility.   The Company expects that the majority of the loss will be covered by insurance.

This filing may contain “forward-looking statements” as defined under U.S. securities laws, including, but not limited to, statements concerning the Company’s beliefs and expectations of future performance. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from such forward-looking statements and management's present expectations or projections. These risks and uncertainties include the risk factors described in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.  These forward-looking statements are made as of the date of this filing.  The Company assumes no obligation to update or revise these statements or to provide reasons why actual results may differ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GALVANIZING & COATINGS, INC.

Date: November 23, 2009	By:	/s/ Beth B. Pulley
Beth B. Pulley (formerly Hood) Vice President and Chief Financial Officer